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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2016
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07.	Submission of Matters to a Vote of Security Holders.
Encore Capital Group, Inc. (the “Company”) held its annual meeting of stockholders on June 1, 2016. The final voting results on the proposals presented at the meeting are set forth below.
The first proposal was for the election of the following nine directors: Willem Mesdag, Ashwini Gupta, Wendy Hannam, Michael P. Monaco, Laura Newman Olle, Francis E. Quinlan, Norman R. Sorensen, Richard J. Srednicki and Kenneth A. Vecchione. All nine directors were elected, with the following votes tabulated:

	For	Withheld	Broker Non-Votes
Willem Mesdag	23,071,166	219,330	1,214,062
Ashwini Gupta	22,391,665	898,831	1,214,062
Wendy Hannam	23,071,529	218,967	1,214,062
Michael P. Monaco	22,896,389	394,107	1,214,062
Laura Newman Olle	23,070,336	220,160	1,214,062
Francis E. Quinlan	22,952,233	338,263	1,214,062
Norman R. Sorensen	22,952,783	337,713	1,214,062
Richard J. Srednicki	22,952,783	337,713	1,214,062
Kenneth A. Vecchione	23,069,697	220,799	1,214,062
The second proposal was a non-binding vote to approve the compensation of the Company’s named executive officers. In a non-binding vote, the compensation of the Company’s named executive officers was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
21,900,725	1,249,483	140,288	1,214,062
The third proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, with the following votes tabulated:

For	Against	Abstain
24,193,080	210,350	101,128

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 3, 2016	/s/ Greg Call
Greg Call
Senior Vice President, General Counsel and Corporate Secretary